UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 6-K

Report of Foreign Private Issuer
Pursuant to Rule 13a-16 or 15d-16 under the

Securities Exchange Act of 1934

For the month of October 2026

Commission File Number: 001-39115

WISeQey Corp.

(Exact Name of Registrant as Specified in Charter)

N/A

(Translation of Registrant’s name into English)

British Virgin Islands	Craigmuir Chambers, Road Town, Tortola Virgin Islands, British VG 1110	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Address of principal executive office)	(I.R.S. Employer Identification No.)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

☒ Form 20-F     ☐ Form 40-F

COMPLETION OF THE MERGER

On October 1, 2026 (the “Effective Time”), WISeKey International Holding Ltd (“WISeKey CH”), a company organized under the laws of Switzerland, completed its previously announced cross-border merger (the “Merger”) with WISeQey Corp. (formerly known as WISeKey International Corp., “WISeQey BVI” or the “Company”), a British Virgin Islands company (the “Redomiciliation”). Immediately prior to the Merger, WISeQey BVI was a wholly owned subsidiary of WISeKey CH. The Merger was effected pursuant to a Merger Agreement, dated as of June 26, 2026 (the “Merger Agreement”), by and between WISeKey CH and WISeQey BVI.

Pursuant to the Merger, WISeKey CH merged with and into WISeQey BVI, with WISeQey BVI continuing as the surviving entity and becoming the publicly traded parent company of WISeKey CH. The Merger effected the redomiciliation of WISeKey CH from Switzerland to the British Virgin Islands.

Prior to the Merger, WISeKey CH’s Class B Shares (par value CHF 0.10 per share) were listed on the SIX Swiss Exchange under the symbol “WIHN” and WISeKey CH’s American Depositary Shares (“ADSs”), each representing one-half of one WISeKey CH Class B Share, were listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “WKEY.” WISeKey CH also had outstanding Class A Shares (par value CHF 0.01 per share), which were not publicly traded.

The Merger was approved by WISeKey CH’s shareholders at an extraordinary general meeting held on September 9, 2026 (the “EGM”). The Merger was effected in connection with a registration statement on Form F-4 (File No. 333-297507) filed by WISeQey BVI with the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on July 31, 2026 (the “Registration Statement”).

EXCHANGE OF SHARES

The existing WISeKey ADSs will continue to trade on Nasdaq, and the existing Class B shares of WISeKey CH will continue to trade on the SIX Swiss Exchange, in each case through the close of business on Friday, October 2, 2026. The ordinary shares of WISeQey are expected to commence trading under the ticker symbol “WQEY” on both the Nasdaq Global Market and the SIX Swiss Exchange (where they will have a primary listing) at market open on Monday, October 5, 2026.

Following cancellation of the existing WISeKey equity securities, holders of WISeKey equity securities will receive the applicable equity securities of WISeQey in accordance with the exchange ratios, elections, and settlement procedures previously communicated to shareholders and described in the prospectus relating to the Merger.

In connection with the completion of the Redomiciliation, (i) each WISeKey ADS will be exchanged for one-half of one WISeQey ordinary share, (ii) each WISeKey Class B share will be exchanged for one WISeQey ordinary share (unless such holder elected to receive WISeQey Class B shares), and (iii) each WISeKey Class B share held by a holder that elected to receive unlisted WISeQey Class B shares will be exchanged for ten WISeQey Class B shares.

SUCCESSION AND REGISTRATION

This Current Report on Form 6-K is being filed for the purpose of: (a) establishing WISeQey BVI as the successor issuer to WISeKey CH pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) disclosing certain events with respect to WISeQey BVI in connection with the consummation of the Merger.

Pursuant to Rule 12g-3(a) under the Exchange Act, WISeQey BVI Ordinary Shares are deemed registered under Section 12(b) of the Exchange Act as the ordinary shares of the successor issuer, and WISeQey BVI is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. WISeQey BVI hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

SHAREHOLDER RIGHTS AND GOVERNING DOCUMENTS

The rights of WISeQey BVI shareholders are governed by the BVI Business Companies Act, Revised Edition 2020 and WISeQey BVI’s Amended and Restated Memorandum and Articles of Association dated September 30, 2026 (the “WISeQey BVI Articles”), which differ in certain respects from the rights of WISeKey CH shareholders under Swiss law and WISeKey CH’s articles of association. A summary of the material differences in shareholders’ rights is set forth in the Registration Statement under the heading “Comparison of Rights of Shareholders.” A copy of the WISeQey BVI Articles is filed as Exhibit 3.1 to this Form 6-K.

DIRECTORS AND EXECUTIVE OFFICERS

Effective as of the Effective Time, the directors and executive officers of WISeKey CH immediately prior to the Effective Time became the directors and executive officers of WISeQey BVI. Biographical information regarding each of the directors and executive officers of WISeQey BVI is set forth in the Registration Statement under the heading “Management”.

FISCAL YEAR

WISeQey BVI’s fiscal year ends on December 31, which is the same fiscal year end as WISeKey CH. Accordingly, there is no change in fiscal year in connection with the Merger.

EDGAR FILING INFORMATION

Future filings and submissions by WISeQey BVI with the SEC will be made on EDGAR under the name “WISeQey Corp.” under Commission File Number 001-39115 and CIK No. 0001738699, the Commission File Number and CIK previously used by WISeKey CH.

AUTHORIZED SHARES

Description of WISeQey BVI’s Authorized Shares:

WISeQey BVI’s capacity and powers are described in Clause 4 of the WISeQey BVI Articles and are generally to engage in any act or activity that is not prohibited under the laws of the BVI. WISeQey BVI is authorized to issue a maximum of 105,000,000 no par value shares in three classes as follows, subject to the share rights set out in Clause 6 of the Memorandum in the WISeQey BVI Articles: (a) up to 100,000,000 WISeQey BVI Ordinary Shares; (b) up to 1,000,000 WISeQey BVI Class B Shares; and (c) up to 4,000,000 WISeQey BVI Class F Shares. WISeQey BVI shall issue registered shares only. WISeQey BVI is not authorized to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares. WISeQey BVI shall not issue certificates in respect of any shares issued by it. A full description of WISeQey BVI’s authorized shares and the rights attaching thereto is set forth in Exhibit 4.1 hereto.

CUSIP and ISIN

The CUSIP number for WISeQey BVI Ordinary Shares is G9724F105 and the ISIN is VGG9724F1053.

Exhibit No.	Description
2.1	Merger Agreement, dated as of June 26, 2026, by and between WISeKey International Holding Ltd and WISeKey International Corp.
3.1	Amended and Restated Memorandum and Articles of Association of WISeQey Corp., dated September 30, 2026
4.1	Description of WISeQey Corp. Authorized Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 2, 2026	WISEQEY CORP.

	By:	/s/ Carlos Moreira
		Name:	Carlos Moreira
		Title:	Chief Executive Officer

	By:	/s/ John O’Hara
		Name:	John O’Hara
		Title:	Chief Financial Officer

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